UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2010

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-8022 (Commission File No.)	62-1051971 (I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL (Address of principal executive offices)	32202 (Zip Code)
Registrant’s telephone number, including area code: (904) 359-3200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1
EX-10.2
EX-10.3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) As set forth below, at the Annual Meeting of Shareholders of CSX Corporation (“CSX”), shareholders approved the 2010 CSX Stock and Incentive Award Plan (“2010 Stock Plan”). Immediately effective upon such approval, the 2010 Stock Plan was amended by the Compensation Committee of the Board of Directors (“Compensation Committee”) in order to:
(i)	Eliminate the re-cycling of shares that may be surrendered for tax withholding purposes;

(ii)	Implement a one-year holding period for the named executive officers on shares following: (a) vesting of restricted stock, and (b) exercise of options and stock appreciation rights; and

(iii)	Implement a 3-year minimum vesting requirement for options for all participants.
          A copy of the amended and restated 2010 Stock Plan is attached hereto as Exhibit 10.1.
          On May 4, 2010, the Compensation Committee also approved and adopted a long-term incentive program (the “Program”), subject to shareholder approval of the 2010 Stock Plan. The Program seeks to motivate, reward and retain certain CSX employees (the “Participants”) over a three-year period. It is comprised of two separate components—Performance Grants and Restricted Stock Units (“RSUs”).
          The Performance Grants were awarded under the CSX 2010-2012 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.2. Payouts of the Performance Grants will be based on the achievement of CSX’s pre-established Operating Ratio target for fiscal year 2012, and will be paid out, if at all, in the form of CSX common stock in early 2013. The Plan requires significant Operating Ratio improvement over the most recently completed fiscal year. Payouts for certain executive officers are subject to discretionary downward adjustment by up to 30% based upon additional pre-established strategic initiatives. CSX’s Operating Ratio is defined as consolidated operating expenses divided by operating revenue and is calculated excluding non-recurring items. The Operating Ratio target that determines payouts may also vary based on the average cost of oil. The Performance Grants were awarded on May 5, 2010 and included the following specific awards to the named executive officers: Michael J. Ward — 59,749; Oscar Munoz — 22,406, Clarence W. Gooden — 22,406; David A. Brown — 22,406; and Ellen M. Fitzsimmons — 14,937.
          The RSUs were granted to the Participants on May 5, 2010 and included the following specific grants to the named executive officers: Michael J. Ward — 19,916; Oscar Munoz — 7,469; Clarence W. Gooden — 7,469; David A. Brown — 7,469; and Ellen M. Fitzsimmons — 4,979. The RSUs vest on May 4, 2013. A form of restricted stock agreement is attached hereto as exhibit 10.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.
          CSX’s Annual Meeting of Shareholders was held on Wednesday, May 5, 2010. The following eleven persons were elected to the Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total

Donna M. Alvarado	258,095,016	3,729,235	559,312	58,431,520	320,815,083
Alexandre Behring	256,739,524	4,972,993	671,046	58,431,520	320,815,083
John B. Breaux	258,171,393	3,667,045	545,125	58,431,520	320,815,083
Steven T. Halverson	257,963,004	3,879,310	541,249	58,431,520	320,815,083
Edward J. Kelly, III	258,476,647	3,349,128	557,788	58,431,520	320,815,083
Gilbert H. Lamphere	256,837,522	4,937,686	608,355	58,431,520	320,815,083
John D. McPherson	258,509,929	3,314,141	559,493	58,431,520	320,815,083
Timothy T. O’Toole	257,529,331	4,250,028	604,204	58,431,520	320,815,083
David M. Ratcliffe	249,328,240	12,477,146	578,177	58,431,520	320,815,083
Donald J. Shepard	257,660,503	4,168,339	554,721	58,431,520	320,815,083
Michael J. Ward	254,120,257	7,887,295	376,011	58,431,520	320,815,083
          Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2010. Stockholders cast 315,332,012 votes for the appointment, 4,894,509 votes against the appointment and abstained from casting 588,562 votes on the appointment of the independent registered public accounting firm.
          Shareholders also approved the 2010 Stock Plan. The 2010 Stock Plan gives the Company the ability to provide qualified employees with incentives through issuance of stock, restricted stock, stock options, and other stock-based awards. The 2010 Stock Plan is designed to allow the grant of awards that qualify as performance-based compensation under Section 162(m) so that compensation paid under the awards will be deductible for federal income tax purposes. The results of the balloting were as follows:

For	Against	Abstentions	Broker Non-Votes	Total

243,966,126	17,157,449	1,259,988	58,431,520	320,815,083
          No other matters were submitted for stockholder action.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits
The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	Amended and Restated 2010 CSX Stock and Incentive Award Plan
10.2	CSX 2010-2012 Long Term Incentive Plan
10.3	Form of Restricted Stock Agreement

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION
Date: May 7, 2010	By:	/s/ David A. Boor
David A. Boor
Vice President — Tax and Treasurer